Transamerica Funds

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

March 31, 2023

Fund	Management Fee

Transamerica ClearTrack® 2015	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2020	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2025	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2030	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2035	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2040	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2045	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2050	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2055	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® 2060	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica ClearTrack® Retirement Income	0.10% of the first $2.5 billion 0.09% over $2.5 billion up to $4 billion 0.08% in excess of $4 billion

Transamerica Asset Allocation–Conservative Portfolio

0.104% of the first $1 billion

0.0975% over $1 billion up to $3 billion

0.0925% over $3 billion up to $5 billion

0.085% over $5 billion up to $7 billion

0.080% over $7 billion up to $9 billion

0.0725% in excess of $9 billion

Fund	Management Fee

Transamerica Asset Allocation–Growth Portfolio

0.104% of the first $1 billion

0.0975% over $1 billion up to $3 billion

0.0925% over $3 billion up to $5 billion

0.085% over $5 billion up to $7 billion

0.080% over $7 billion up to $9 billion

0.0725% in excess of $9 billion

Transamerica Asset Allocation Intermediate Horizon	0.12%

Transamerica Asset Allocation Long Horizon	0.12%

Transamerica Asset Allocation–Moderate Growth Portfolio

0.104% of the first $1 billion

0.0975% over $1 billion up to $3 billion

0.0925% over $3 billion up to $5 billion

0.085% over $5 billion up to $7 billion

0.080% over $7 billion up to $9 billion

0.0725% in excess of $9 billion

Transamerica Asset Allocation–Moderate Portfolio

0.104% of the first $1 billion

0.0975% over $1 billion up to $3 billion

0.0925% over $3 billion up to $5 billion

0.085% over $5 billion up to $7 billion

0.080% over $7 billion up to $9 billion

0.0725% in excess of $9 billion

Transamerica Asset Allocation Short Horizon	0.12%

Transamerica Balanced II	0.48%

Transamerica Bond	0.41% of the first $500 million 0.39% over $500 million up to $1 billion 0.38% over $1 billion up to $1.5 billion 0.375% in excess of $1.5 billion

Transamerica Capital Growth	0.7075% of the first $1.5 billion 0.6415% over $1.5 billion up to $3 billion 0.63% over $3 billion up to $5 billion 0.57% over $5 billion up to $7 billion 0.55% in excess of $7 billion

Transamerica Core Bond (formerly, Transamerica Intermediate Bond)	0.38% of the first $2 billion 0.365% over $2 billon up to $3.5 billion 0.36% over $3.5 billion up to $5 billion 0.355% in excess of $5 billion

Transamerica Emerging Markets Debt	0.63% of the first $400 million 0.61% in excess of $400 million

Transamerica Emerging Markets Opportunities	0.83% of the first $250 million 0.80% over $250 million up to $500 million 0.75% in excess of $500 million

Transamerica Energy Infrastructure	1.054% of the first $250 million 1.04% over $250 million up to $500 million 0.96% over $500 million up to $1 billion 0.85% over $1 billion up to $2 billion 0.80% in excess of $2 billion

Transamerica Floating Rate

0.49% of the first $100 million

0.485% over $100 million up to $200 million

0.48% over $200 million up to $1 billion

0.47% over $1 billion up to $1.5 billion

0.46% over $1.5 billion up to $2 billion

0.45% in excess of $2 billion

Fund	Management Fee

Transamerica Government Money Market	0.24% of the first $1 billion 0.22% over $1 billion to $3 billion 0.21% in excess of $3 billion

Transamerica High Yield Bond	0.554% of the first $1.25 billion 0.544% over $1.25 billion up to $2 billion 0.52% in excess of $2 billion

Transamerica High Yield ESG	0.554% of the first $1.25 billion 0.544% over $1.25 billion up to $2 billion 0.52% in excess of $2 billion

Transamerica High Yield Muni	0.54% of the first $500 million 0.53% over $500 million up to $1 billion 0.50% in excess of $1 billion

Transamerica Inflation Opportunities	0.49% of the first $250 million 0.43% over $250 million up to $1 billion 0.38% in excess of $1 billion

Transamerica Inflation-Protected Securities(1)	0.38% of the first $750 million 0.37% in excess of $750 million

Transamerica Intermediate Muni

0.47% of the first $150 million

0.45% over $150 million up to $350 million

0.44% over $350 million up to $650 million

0.42% over $650 million up to $1 billion

0.39% over $1 billion up to $2 billion

0.3875% over $2 billion up to $3 billion

0.3825% in excess of $3 billion

Transamerica International Equity

0.77% of the first $250 million

0.74% over $250 million up to $1 billion

0.72% over $1 billion up to $2 billion

0.69% over $2 billion up to $6 billion

0.68% over $6 billion up to $8 billion

0.66% in excess of $8 billion

Transamerica International Focus	0.77% of the first $500 million 0.76% over $500 million up to $1 billion 0.71% over $1 billion up to $2 billion 0.695% over $2 billion up to $3 billion 0.68% in excess of $3 billion

Transamerica International Small Cap Value	0.955% of the first $300 million 0.93% over $300 million up to $750 million 0.88% over $750 million up to $1 billion 0.84% in excess of $1 billion

Transamerica International Stock	0.70% of the first $500 million 0.68% over $500 million up to $1 billion 0.67% over $1 billion up to $2 billion 0.64% over $2 billion up to $3 billion 0.63% in excess of $3 billion

Transamerica International Sustainable Equity	0.55% of the first $500 million 0.53% over $500 million up to $1 billion 0.52% over $1 billion up to $2 billion 0.51% over $2 billion up to $3 billion 0.50% in excess of $3 billion

Fund	Management Fee

Transamerica Large Cap Value	0.594% of the first $1 billion 0.58% over $1 billion up to $2 billion 0.56% over $2 billion up to $3 billion 0.54% in excess of $3 billion

Transamerica Large Core ESG	0.45% of the first $250 million 0.44% over $250 million up to $750 million 0.43% in excess of $750 million

Transamerica Large Growth

0.65% of the first $1 billion

0.635% over $1 billion up to $1.5 billion

0.615% over $1.5 billion up to $2 billion

0.605% over $2 billion up to $3 billion

0.59% over $3 billion up to $4 billion

0.575% over $4 billion up to $5 billion

0.57% over $5 billion up to $7 billion

0.55% in excess of $7 billion

Transamerica Large Value Opportunities	0.45% of the first $250 million 0.44% over $250 million up to $750 million 0.43% in excess of $750 million

Transamerica Long Credit	0.45% of the first $1 billion 0.44% in excess of $1 billion

Transamerica Mid Cap Growth	0.705% of the first $200 million 0.685% over $200 million up to $1 billion 0.670% in excess of $1 billion

Transamerica Mid Cap Value	0.88% of the first $100 million 0.83% over $100 million up to $550 million 0.79% over $550 million up to $750 million 0.77% over $750 million up to $1 billion 0.76% in excess of $1 billion

Transamerica Mid Cap Value Opportunities	0.70% of the first $750 million 0.695% over $750 million up to $1.5 billion 0.685% over $1.5 billion up to $2 billion 0.6775% in excess of $2 billion

Transamerica Multi-Asset Income	0.574% of the first $500 million 0.57% over $500 million up to $1 billion 0.545% over $1 billion up to $1.5 billion 0.535% over $1.5 billion up to $2 billion 0.515% in excess of $2 billion

Transamerica Multi-Managed Balanced

0.61% of the first $500 million

0.59% over $500 million up to $1 billion

0.56% over $1 billion up to $1.5 billion

0.55% over $1.5 billion up to $2 billion

0.52% over $2 billion up to $5 billion

0.50% in excess of $5 billion

Transamerica Short-Term Bond	0.42% of the first $250 million 0.39% over $250 million up to $500 million 0.37% over $500 million up to $1 billion 0.36% in excess of $1 billion

Transamerica Small Cap Growth	0.87% of the first $300 million 0.83% in excess of $300 million

Fund	Management Fee

Transamerica Small Cap Value	0.80% of the first $300 million 0.75% over $300 million up to $800 million 0.71% in excess of $800 million

Transamerica Small/Mid Cap Value

0.79% of the first $100 million

0.78% over $100 million up to $350 million

0.77% over $350 million up to $500 million

0.75% over $500 million up to $750 million

0.745% over $750 million up to $1 billion

0.69% over $1 billion up to $1.5 billion

0.68% over $1.5 billion up to $2 billion

0.67% in excess of $2 billion

Transamerica Stock Index	0.07%

Transamerica Sustainable Bond	0.41% of the first $500 million 0.39% over $500 million up to $1 billion 0.38% over $1 billion up to $1.5 billion 0.375% in excess of $1.5 billion

Transamerica Sustainable Equity Income	0.663% of the first $500 million 0.58% over $500 million up to $1 billion 0.55% over $1 billion up to $1.5 billion 0.53% in excess of $1.5 billion

Transamerica Sustainable Growth Equity	0.48% of the first $500 million 0.47% over $500 million up to $1 billion 0.46% over $1 billion up to $2 billion 0.45% in excess of $2 billion

Transamerica UltraShort Bond	0.17% of the first $1 billion 0.16% in excess of $1 billion

Transamerica Unconstrained Bond(1)	0.65% of the first $500 million 0.64% over $500 million up to $1 billion 0.62% over $1 billion up to $2 billion 0.61% in excess of $2 billion

Transamerica US Growth

0.68% of the first $500 million

0.67% over $500 million up to $800 million

0.6575% over $800 million up to $1 billion

0.613% over $1 billion up to $2 billion

0.605% over $2 billion up to $3 billion

0.59% over $3 billion up to $4 billion

0.575% over $4 billion up to $5 billion

0.57% over $5 billion up to $7 billion

0.55% in excess of $7 billion

(1)

Effective July 2, 2018, PineBridge Investments LLC (“PineBridge”), the sub-adviser for the Transamerica Inflation-Protected Securities and Transamerica Unconstrained Bond, agreed to voluntarily waive a portion of its sub-advisory fee (as a percentage of daily nets assets). Effective July 2, 2018, TAM has agreed to voluntarily waive its management fee in an amount equal to any savings resulting from PineBridge’s voluntary waiver of its sub-advisory fee. These waivers by PineBridge and TAM are voluntary. PineBridge’s sub-advisory fee waiver may be discontinued by PineBridge upon obtaining consent from TAM.